     As filed with the Securities and Exchange Commission on September 8, 1997

                                                      Registration No. 33-
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                              -------------------

                             REGISTRATION STATEMENT
                                  ON FORM S-8
                        UNDER THE SECURITIES ACT OF 1933

                              -------------------

                           SUBURBFED FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                         36-3796361
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification No.)

3301 WEST VOLLMER ROAD, FLOSSMOOR, ILLINOIS               60422
(Address of principal executive offices)               (Zip Code)

                           SUBURBFED FINANCIAL CORP.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                             KIP A. WEISSMAN, P.C.
                              DANIEL L. TORBENSON
                        SILVER, FREEDMAN & TAFF, L.L.P.
     (A limited liability partnership including professional corporations)
                                 Suite 700 East
                           1100 New York Avenue, N.W.
                          Washington, D.C.  20005-3934
                    (Name and address of agent for service)

                                 (202) 414-6100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                         PROPOSED MAXIMUM  PROPOSED MAXIMUM
TITLE OF SECURITIES TO      AMOUNT TO BE                   OFFERING PRICE      AGGREGATE         AMOUNT OF
BE REGISTERED               REGISTERED(1)                   PER SHARE       OFFERING PRICE    REGISTRATION FEE
- --------------------------------------------------------  ----------------  ----------------  ----------------
Common Stock, par
value $.01 per share          80,000                        $27.25(2)         $2,157,399(2)      $654(2)
========================================================  ================  ================  ================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 80,000 shares being registered hereby, (i) 5,318 shares are subject to options with an exercise price of $23.00 per share ($122,314 in the aggregate) and (ii) the remaining 74,682 shares which have not been awarded to date and are being registered based upon the average of the high and low prices of the Common Stock as quoted on The Nasdaq SmallCap Market of $27.25 per share on September 3, 1997 ($2,035,085 in the aggregate).

                                   PURPOSE

     The purpose of this registration statement is to register on Form S-8 shares of common stock, par value $.01 per share (the "Common Stock") of SuburbFed Financial Corp. (the "Corporation") to be granted under the 1997 Stock Option and Incentive Plan which the Board of Directors adopted on February 20, 1997 and the shareholders of the Corporation ratified at the Annual Meeting of Stockholders on April 17, 1997.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the SuburbFed Financial Corp. 1997 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

The following documents previously or concurrently filed by the Corporation with the Commission are hereby incorporated by reference in this Registration
Statement:

(a) the Annual Report of the Corporation on Form 10-K for the year ended December 31, 1996 (File No. 0-19783) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Corporation pursuant to Section 13 or 15(d) of the Exchange Act since the end of the period covered by the Report referred to above; and

(c) the description of the Common Stock of the Corporation contained in the Corporation's Registration Statement on Form S-1 (File No. 33-44094) filed with the Commission on November 21, 1991 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Corporation shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Lynn M. Nevills, Secretary, SuburbFed Financial Corp., 3301 West Vollmer Road, Flossmoor, Illinois 60422, (708) 333-2200.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.           Description of Securities.

  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

     Article ELEVENTH of the Corporation's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Corporation are insured against certain liabilities.


Item 7.           Exemption from Registration Claimed.

 Not Applicable.

Item 8.           Exhibits.

                                                                                SEQUENTIAL PAGE
                                                         REFERENCE TO PRIOR      NUMBER WHERE
REGULATION                                               FILING OR EXHIBIT     ATTACHED EXHIBITS
S-K EXHIBIT                                              NUMBER ATTACHED        ARE LOCATED IN
  NUMBER                      DOCUMENT                   HERETO                  THIS FORM S-8
- ------------- --------------------------------------- ----------------------- ------------------
 4.1         SuburbFed Financial Corp. 1997 Stock        Attached as           Page 12
             Option and Incentive Plan; form of           Exhibit
             Incentive Stock Option Agreement; and          4.1
             form of Non-Qualified Stock Option
             Agreement

  4.2        Specimen form of common stock certificate        *             Not applicable
             of SuburbFed Financial Corp.

  4.3        SuburbFed Financial Corp. Certificate of         *             Not applicable
             Incorporation

  4.4        Bylaws of SuburbFed Financial Corp.              *             Not applicable

   5         Opinion of Silver, Freedman & Taff, L.L.P.  Attached as           Page 31
                                                           Exhibit
                                                              5


   23.1      Consent of Silver, Freedman & Taff, L.L.P.  Attached as           Page 33
                                                           Exhibit
                                                            23.1

   23.2      Consent of Cobitz, Vandenberg & Fennessy    Attached as           Page 35
                                                           Exhibit
                                                             23.2

   24        Power of Attorney                           Contained on          Page 7
                                                        Signature Page


* Filed as an exhibit to the Corporation's S-1 registration statement filed on November 21, 1991 (File No. 33-44094) pursuant to Section 5 of the Securities Act of 1933. Such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

Item 9.      Undertakings.

     (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Flossmoor, State of Illinois, on July 17, 1997.

                                     SUBURBFED FINANCIAL CORP.



                                     By:  /s/ Daniel P. Ryan
                                          ------------------------------------
                                          Daniel P. Ryan
                                          President, Chief Executive Officer and
                                          Chairman of the Board
                                          (Duly Authorized Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Ryan and Byron G. Thoren and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.


/s/ Daniel P. Ryan                                       /s/ Steven E. Stock
- ------------------------------------------------         --------------------------------------------
Daniel P. Ryan, President,                               Steven E. Stock, Senior Vice President,
Chief Executive Officer and Chairman                     Chief Financial Officer and Treasurer
of the Board                                             (Principal Financial and Accounting Officer)
(Principal Executive Officer)

Date: July 17, 1997                                      Date:      July 17, 1997
- ------------------------------------------------         --------------------------------------------

/s/ Vernon P. Vollbrecht                                 /s/ Douglas L. Dance
- ------------------------------------------------         --------------------------------------------
Vernon P. Vollbrecht, Vice Chairman of the Board         Douglas L. Dance, Director

Date: July 17, 1997                                      Date: July 17, 1997
- ------------------------------------------------         --------------------------------------------

/s/ Robert J. Genetski                                   /s/ Robert L. Harris
- ------------------------------------------------         --------------------------------------------
Robert J. Genetski, Director                             Robert L. Harris, Director

Date: July 17, 1997                                      Date: July 17, 1997
- ------------------------------------------------         --------------------------------------------

/s/ Bruce E. Huey                                        /s/ Raymond J. Kalinsky
- ------------------------------------------------         --------------------------------------------
Bruce E. Huey, Director                                  Raymond J. Kalinsky, Director

Date: July 17, 1997                                      Date: July 17, 1997
- ------------------------------------------------         --------------------------------------------

                                     II-5



/s/ Michael L. Lowenthal                                 /s/ William E. Ricketts
- ---------------------------------------                  ---------------------------------------
Michael L. Lowenthal, Director                           William E. Ricketts, M.D., Director

Date: July 17, 1997                                      Date: July 17, 1997
- ---------------------------------------                  ---------------------------------------

/s/ Alan L. Wischover                                    /s/ Paula Wolff
- ---------------------------------------                  ---------------------------------------
Alan L. Wischhover, Director                             Paula Wolff, Director

Date: July 17, 1997                                      Date: July 17, 1997
- ---------------------------------------                  ---------------------------------------

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                              --------------------





                                    EXHIBITS


                                       TO


                       REGISTRATION STATEMENT ON FORM S-8



                                     UNDER


                           THE SECURITIES ACT OF 1933





                              --------------------




                           SUBURBFED FINANCIAL CORP.




- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

                                                                                SEQUENTIAL PAGE
                                                         REFERENCE TO PRIOR      NUMBER WHERE
REGULATION                                               FILING OR EXHIBIT     ATTACHED EXHIBITS
S-K EXHIBIT                                              NUMBER ATTACHED        ARE LOCATED IN
  NUMBER                      DOCUMENT                   HERETO                  THIS FORM S-8
- ------------- --------------------------------------- -------------------- ---------------------
 4.1         SuburbFed Financial Corp. 1997 Stock        Attached as           Page 12
             Option and Incentive Plan; form of           Exhibit
             Incentive Stock Option Agreement; and          4.1
             form of Non-Qualified Stock Option
             Agreement

  4.2        Specimen form of common stock certificate        *             Not applicable
             of SuburbFed Financial Corp.

  4.3        SuburbFed Financial Corp. Certificate of         *             Not applicable
             Incorporation

  4.4        Bylaws of SuburbFed Financial Corp.              *             Not applicable

   5         Opinion of Silver, Freedman & Taff, L.L.P.  Attached as           Page 31
                                                           Exhibit
                                                              5

   23.1      Consent of Silver, Freedman & Taff, L.L.P.  Attached as           Page 33
                                                           Exhibit
                                                            23.1

   23.2      Consent of Cobitz, Vandenberg & Fennessy    Attached as           Page 35
                                                           Exhibit
                                                             23.2

   24        Power of Attorney                           Contained on          Page 7
                                                        Signature Page



* Filed as an exhibit to the Corporation's S-1 registration statement filed on November 21, 1991 (File No. 33-44094) pursuant to Section 5 of the Securities Act of 1933. Such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.